UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       November 1, 2011

GREENHOUSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-156611	26-2903011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5171 Santa Fe Street, Suite I San Diego, California	92109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 273-2626

Copies to:
Peter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, New York 10018
Tel: 212-216-8085
Fax: 212-216-8001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 1, 2011, the Registrant entered in a letter agreement with certain of its holders (the “Holders”) of debentures in the aggregate amount of $1,194,254 (the “Debentures”) whereby the Registrant and the Holders agreed to settle and pay the Debentures (the “Settlement”).  The Registrant agreed to issue the Holders an aggregate of 2,000,000 shares of the Registrant’s common stock (the “Shares”), par value $0.001 per share (the “Common Stock”), 1,000,000 of which were deliverable upon execution of the agreement and the balance on December 1, 2011, in exchange for an aggregate amount of $600,000 of the Debentures (the “Exchange Debentures”).  In addition, the Holders warrants to purchase an aggregate 459,770 shares of Common Stock at the exercise price of $2.50 per share were re-priced to $0.40 per share with additional anti-dilution provisions.  If daily VWAPs of the Shares for each of the 20 Trading Days immediately following the issuance of the Shares divided by 20 is less than $0.30, then, within 3 Trading Days after the end of such 20 Trading Day period, the Company shall issue to the Holders an additional number of shares of Common Stock equal to the difference between (a) the original principal amount of the Exchange Debentures divided by the VWAP Average and (b) the Shares. In terms of the Settlement, the Holders agreed to sell and assign the remaining aggregate amount of $594,253.64 of the Debentures to Isaac Blech, a Director of Premier Alliance Group, Inc. (“Premier”), with whom the Registrant has signed a Letter of Intent to merge with and into.  In exchange for Blech’s surrender of such assigned Debentures to the Registrant, the Registrant issued to Blech a demand convertible promissory note in the amount of $594,253.64, convertible into shares of Common Stock at the price of $0.30 per share, subject to adjustment as set forth therein.

Also on November 1, 2011, Blech purchased indebtedness of the Registrant in the aggregate amount of $1,067,122 from certain shareholders and lenders of the Registrant (the “Founders”) which were the holders and/or makers of promissory notes, loans, advances and other indebtedness of the Registrant and/or one of its Affiliates, originally issued to the Founders. Upon the sale and assignment of such indebtedness to Blech from the Founders, the Registrant issued to Blech a demand convertible promissory note in the amount of $1,067,122, convertible into shares of Common Stock at the price of $0.30 per share, subject to adjustment as set forth therein.

Also on November 1, 2011, in consideration for a bridge loan in the amount of $500,000, the Registrant made a Secured Convertible Promissory Note in favor of Premier, in the principal amount of $500,000 (the “Bridge Note”).  The Bridge Note is convertible into shares of Common Stock at the rate of 70% of the volume weighted average price for the twenty (20) trading days prior to the date a notice of conversion is given to the Company.  The Note is secured by a general security interest in all of the Registrant’s assets.

Item 3.02  Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act.  The issuance did not involve any public offering; no general solicitation or advertising was used in connection with the sale of the securities, and the Registrant has imposed appropriate limitations on resales.  There was no underwriter involved.  At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect.  The securities may not be resold or offered in the United States without registration or an exemption from registration.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Letter Agreement
10.2	Form of Warrant
10.3	Form of Subscription Agreement
10.4	Form of Convertible Note
10.5	Form of Security Agreement
10.6	Form of Founder Promissory Note
10.7	Form of Lender Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREENHOUSE HOLDINGS, INC.

Date: November 3, 2011	By:	/s/ Justin Farry
Name: Justin Farry
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Letter Agreement
10.2	Form of Warrant
10.3	Form of Subscription Agreement
10.4	Form of Convertible Note
10.5	Form of Security Agreement
10.6	Form of Founder Promissory Note
10.7	Form of Lender Promissory Note